UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2026
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BULLFROG AI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Nevada (State or other jurisdiction of incorporation or organization)	001-41600 (Commission File Number)	84-4786155 (I.R.S. Employer Identification Number)
325 Ellington Blvd, Unit 317 Gaithersburg, MD 20878
(Address of principal executive offices and zip code)
(240) 658-6710
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BFRG	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Tradeable Warrants	BFRGW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on February 10, 2026, BullFrog AI Holdings, Inc. (the “Company”) received a letter from the listing staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the then-preceding 30 consecutive business days, the closing bid price for the Company’s common stock, par value $0.00001 per share , was below $1.00 per share, which is the minimum closing bid price required for continued listing on the Nasdaq Global Market (the “Minimum Bid Price Requirement”) pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Notice”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial compliance period of 180 calendar days, or until August 10, 2026, to regain compliance with the Minimum Bid Price Requirement.

On August 18, 2026, Nasdaq notified the Company that, while the Company has not yet regained compliance with the Minimum Bid Price Requirement, the Staff had determined that the Company is eligible for an additional 180 calendar day period, or until February 8, 2027 (the “Second Compliance Period”), to regain compliance. In connection with the grant of the Second Compliance Period, the Company provided notice to Nasdaq that, if not cured organically, it intended to cure the bid price deficiency by effecting a reverse stock split prior to the end of the Second Compliance Period. Notably, at a Special Meeting of Stockholders in October 2025, the Company received stockholder approval to effect a reverse stock split at a ratio of not less than 1-to-2 and not more than 1-to-15, such ratio and timing to be determined in the discretion of our Board of Directors. If at any time during the Second Compliance Period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance. The Staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If the Company does not regain compliance by February 8, 2027, the Company’s listed securities will be subject to delisting. The Company would thereafter have the right to appeal a determination to delist the Company’s securities to a Nasdaq Hearings Panel.

The Company intends to monitor the closing bid price of its common stock and assess potential options to regain compliance with the Minimum Bid Price Requirement. While the Company plans to review all available options, there can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the Second Compliance Period or maintain compliance with the other Nasdaq listing requirements.

Cautionary Note regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and that may cause results to differ materially from expectations. The forward-looking statements made in this report speak only as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of August, 2026.

BullFrog AI Holdings, Inc

By:	/s/ Vininder Singh
Name:	Vininder Singh
Title:	Chief Executive Officer